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EXHIBIT 4.2

                         FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("AMENDMENT"), dated as of October 21, 1997, is entered into by and among ABM INDUSTRIES INCORPORATED (the "COMPANY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks (the "AGENT"), and the several financial institutions from time to time party to the Credit Agreement (collectively, the "BANKS"; individually, a "BANK").

                                       RECITALS

     A. The Company, the Banks, and the Agent are parties to a Credit Agreement dated as of June 25, 1997 (the "CREDIT AGREEMENT") pursuant to which the Agent and the Banks have extended to the Company a revolving credit facility including letters of credit.

     B. The Company has requested the Banks to increase the amount of credit they have committed to extend under the revolving credit facility and, in conjunction with such increase, the Company and the Banks have agreed to amend the negative covenant set forth in Section 8.5 of the Credit Agreement in order to permit the Company to incur certain Indebtedness in addition to that already permitted by Section 8.5 and to add a new financial covenant to Section 8.14 of the Credit Agreement.

     C. The Banks are willing to amend the Credit Agreement in order to increase the amount of each Bank's Commitment and to reflect the other changes described in Recital B above, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2.   AMENDMENTS TO CREDIT AGREEMENT.

          (a) The following new defined terms shall be added in alphabetical order to Section 1.1 of the Credit Agreement:

               "ADJUSTED CONSOLIDATED EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, Consolidated EBITDA for such period MINUS all cash dividends paid to stockholders during such period on a basis consistent with past practice.

               "ADJUSTED CONSOLIDATED INDEBTEDNESS" means, for any period, Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the end of such period; PROVIDED that the term "Adjusted Consolidated Indebtedness" shall only include obligations of the types


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described in CLAUSE (i), CLAUSE (ii), CLAUSE (iv), and CLAUSE (v) of the
definition of the term "Indebtedness."

          (b) Section 8.5 of the Credit Agreement shall be amended by deleting the word "and" at the end of Section 8.5(c), by replacing the period at the end of Section 8.5(d) with a semicolon followed by the word "and", and by adding the following new Section 8.5(e):

               (e) Indebtedness that (i) does not at any time exceed $15,000,000 and (ii) consists only of (A) obligations as lessee under capital leases or (B) obligations under notes (if any) executed to evidence contingent obligations incurred in connection with Acquisitions, PROVIDED that in each case such Acquisition was otherwise permitted under this agreement.

          (c)  The following new Section 8.14(c) shall be added to the Credit
Agreement:

               (c) RATIO OF ADJUSTED CONSOLIDATED INDEBTEDNESS TO ADJUSTED CONSOLIDATED EBITDA. Permit the ratio of Adjusted Consolidated Indebtedness to Adjusted Consolidated EBITDA to exceed 3.00 to 1.00 for any four consecutive fiscal quarter period ending on or after January 31, 1998.

          (d) The respective amounts set forth opposite the Banks' names on the signature pages of the Credit Agreement under the caption "Commitment" are hereby increased to the following amounts:

            BANK                             AMOUNT OF COMMITMENT
            ----                             --------------------

   Bank of America National Trust
   and Savings Association                        $60,000,000

   KeyBank National Association                   $30,000,000

   United States National Bank of Oregon          $30,000,000

   Bank of America National Trust
   and Savings Association,
   doing business as Seafirst Bank                $30,000,000

     3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of


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the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     4. EFFECTIVE DATE. This Amendment will become effective as of November 1, 1997 (the "EFFECTIVE DATE"), PROVIDED that each of the following conditions is satisfied:

          (a) The Agent has received from the Company and the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

          (b) The Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

          (c) All representations and warranties contained herein are true and correct as of the Effective Date.

     5. RESERVATION OF RIGHTS. The Company acknowledges and agrees that neither the Agent's nor the Banks' willingness to enter into this Amendment, nor the execution and delivery by the Agent and the Banks of this Amendment, shall be deemed to create a course of dealing or other otherwise obligate the Agent or the Banks to execute similar amendments under similar circumstances in the future.

     6.   MISCELLANEOUS.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of


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which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) The Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.


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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

COMPANY:            ABM INDUSTRIES INCORPORATED

                    By: /s/ David H. Hebble
                       --------------------------------
                    Title: V.P. Finance
                       --------------------------------

                    By: /s/ Douglas B. Bowlus
                       --------------------------------
                    Title: Treasurer
                          -----------------------------

AGENT:              BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION, as Agent

                    By: /s/ Christine Cordi
                       --------------------------------
                    Title: Vice President
                          -----------------------------

ISSUING BANK:       BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION, as Issuing Bank

                    By: /s/ Hagop Bouldoukian
                       --------------------------------
                    Title: Vice President
                          -----------------------------

BANKS:              BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION, as a Bank

                    By: /s/ Hagop Bouldoukian
                       --------------------------------
                    Title: Vice President
                          -----------------------------

                    KEYBANK NATIONAL ASSOCIATION, as a Bank

                    By: /s/ Kevin McBride
                       --------------------------------
                    Title: Vice President
                          -----------------------------

                    UNITED STATES NATIONAL BANK OF OREGON, as a Bank

                    By: /s/ Aaron Gordon
                       --------------------------------
                    Title: Assistant Vice President
                          -----------------------------

                    BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION,
                    doing business as SEAFIRST BANK, as a Bank

                    By: /s/ Susan C. Hayes
                       --------------------------------
                    Title: Vice President
                          -----------------------------


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